SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------


                                     FORM 8

                       AMENDMENT TO APPLICATION OR REPORT
                  Filed pursuant to Section 12, 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                            ABITIBI-CONSOLIDATED INC.
               (Exact name of Registrant as specified in charter)

                                 AMENDMENT NO. 1

     This Amendment No. 1 on Form 8 is being filed to reflect the amending and restating of its Shareholders Rights Plan Agreement dated as of November 8, 1999 (originally filed with the Securities and Exchange Commission as an exhibit to the registrant's Material Change Report on Form 6-K that was filed with the Securities and Exchange Commission on November 12, 1999) on January 14, 2000 to correct certain typographical and clerical errors discovered. Accordingly, the undersigned registrant hereby amends the following portions of its Registration Statement on Form 8-A (filed with the Securities and Exchange Commission on January 7, 2000) as set forth in the pages attached hereto.

This Amendment No. 1 contains 50 pages. The exhibit index appears at page 3 hereof.

Item 2. Exhibits

     The securities to be registered  hereunder are being registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act"). Pursuant to paragraph I of the Instructions as to Exhibits, the following exhibit is filed herewith:

            1     Shareholder  Rights  Plan  Agreement
                  dated  as of  November  8,  1999 (as
                  amended  and  restated as of January
                  14,          2000),          between
                  Abitibi-Consolidated     Inc.    and
                  Montreal  Trust  Company,  as Rights
                  Agent,  including the Form of Rights
                  Certificate   attached   thereto  as
                  Exhibit A.

     Such exhibit supercedes Exhibit 1 to the registration statement on Form 8-A filed by Abitibi-Consolidated Inc. with respect to the rights previously registered thereunder.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 21, 2000              ABITIBI-CONSOLIDATED INC.



                                    By: /s/ Jacques Vachon
                                        ---------------------------------
                                    Name:   Jacques Vachon
                                    Title:  Senior Vice President and
                                            Corporate Secretary

                                  EXHIBIT INDEX

Exhibit               Description                                     Page
-------               -----------                                     ----

1     Shareholder Rights Plan Agreement dated as of                     4
      November 8, 1999 (as amended and restated as of January 14, 2000), between Abitibi-Consolidated
      Inc.  and  Montreal  Trust  Company,  as  Rights
      Agent, including the Form of Rights Certificate attached thereto as Exhibit A.

                  EXHIBIT 1- SHAREHOLDER RIGHTS PLAN AGREEMENT